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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 30, 2001



                               US DIAGNOSTIC INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


               1-13392                                  11-3164389
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       (Commission File Number)              (IRS Employer Identification No.)

250 Australian Avenue, Suite 900, West Palm Beach, Florida             33401
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(Address of principal executive offices)                             (Zip Code)




Registrant's telephone number, including area code:    (561) 832-0006
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ITEM 5. OTHER EVENTS

US Diagnostic Inc. (the "Company") has failed to pay the $10 million principal amount of its 6-1/2 percent Convertible Notes that matured on June 30, 2001. This failure constitutes a default under these notes and may also constitute a cross default under other of the Company's debt instruments which could entitle the holders of such instruments to accelerate their maturity. As previously announced, the Company is seeking to restructure its indebtedness, including the 6-1/2 percent Notes and is currently engaged in negotiations with its secured and unsecured lenders.

Unless the Company can successfully restructure its indebtedness, sell additional imaging centers or otherwise obtain liquidity in the short term, the failure to make the payments described above and other payments that are due, the related defaults and potential cross defaults, the lack of working capital and the inability to incur additional debt will have a material adverse effect on the Company's ability to maintain its operations, as well as its financial condition. Moreover, if these matters cannot be resolved successfully, the Company would be required to pursue other options, which could include seeking a reorganization under the federal bankruptcy laws.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       US DIAGNOSTIC INC.


Dated:  July 5, 2001                   By: /s/ Leon F. Maraist
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                                           Leon F. Maraist
                                           Chief Executive Officer, President
                                           and Director





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